Exhibit 10.19

Real Estate Lease Agreement

☐ Deposit     ☐ Monthly

With respect to the real estate identified below, both the Lessor and the Lessee shall enter into this Lease Agreement as follows:
1. Identification of Real Estate
Location	32-15 Nonhyeon-dong, Gangnam-gu, Seoul, Republic of Korea
Land	Land category	Land	Area	㎡
Building	Structure use		Area	㎡
Parts for Lease	2nd Fl		Area	161.94 ㎡
2. Agreements
Article 1. (Purpose) With respect to the lease of the above real estate, the Lessor and Lessee shall agree to the payment of the security deposit and rent as follows:
Security Deposit	[One hundred million] Korean Won (₩ 100,000,000)
Contract Price	[ Ten million ] Korean won (₩ 10,000,000) had been paid and received at the time of this Agreement. Recipient ( seal)
Interim Price	[ ] Korean won shall be paid on [month] [day], [year].
Balance	[Ninety million] Korean Won (₩90,000,000) shall be paid on [May 25th , 2023].
Rent	[Seven million and five hundred thousand] Korean won (₩ 7,500,000) shall be paid as [pre-payment, post-payment] on the [ Last ] day of every month.

Article 2 (Term of the Agreement) The Lessor shall deliver the above real estate for use and profit pursuant to the purpose of this lease agreement by [ May 27th, 2023 ], and the term of the lease shall be from the date of delivery until [ May 27th, 2025 ].

Article 3 (Change of Use, Sublease, etc.) Without the consent of the Lessor, the Lessee shall not change the use or structure of the above real estate, or sublease, assign the leasehold rights of, or offer as security the above real estate, or use it for purposes other than the lease purpose.

Article 4 (Termination of the Agreement) Where the Lessee has delayed paying rent more than twice in a row or violated Article 3, the Lessor may forthwith terminate this Agreement.

Article 5 (Completion of the Agreement) Upon the completion of this Lease Agreement, the Lessee shall restore the above real estate to its original condition and return it to Lessor. In this case, the Lessor shall return the security deposit to the Lessee, and if there exists any overdue rent or damages, such shall be deducted and the balance shall be returned.

Article 6 (Rescission of the Agreement) Until the Lessee pays the Lessor the interim price (where there is no interim price, the balance), the Lessor may repay double the contract price and rescind this Agreement or the Lessee may renounce the contract price and rescind this Agreement.

Article 7 (Default and Damages) Where either the Lessor or the Lessee defaults on the stipulations of this Agreement, the other party may rescind this Agreement by providing written notice to the defaulting party. Either party may request from the other party damages incurred as a result of the rescission of this Agreement, and unless there is a separate agreement for damages, the contract price shall be the standard for damages.

Article 8 (Brokerage Commission) If the Lessor or Lessee defaults on this Agreement, a real estate agent shall not be held responsible therefor. In addition, the brokerage commission shall be paid by each of the contracting parties at the time of signing this Agreement. The brokerage commission shall be paid even where this Agreement is invalidated, cancelled or terminated without willfulness or negligence on the part of the brokerage agent. In the case of joint brokerages, the Lessor and the Lessee shall each pay the agent that he/she has requested for the brokerage. (The brokerage commission shall be _________% of the transaction value.)

Article 9 (Confirmation of the Brokerage Object, Delivery of Statements, etc.) A brokerage agent shall confirm the brokerage object and execute the statements, and attach copies of the certificate of business guarantee (certificate of deduction, etc.), and deliver the above to both transacting parties on ____________________.

Special Agreements	1. The Llessee shall return the property in the same condition as received to the Llessor upon the expiration of the contract
2. The area available for lease is (specify: gross floor area, net floor area, or actual measured area).
3. The fixed monthly fee for utilities is [ five hundred thousand] Korean won (₩ 500,000).
4. The Lessee may use internal facilities (air conditioner, boiler, etc.) at no cost, but maintenance during the lease period is the Lessee’s responsibility.
5 The Lessee is responsible for utility charges (electricity, city gas, etc.) separately, with a common water usage fee of 30,000 won every two months
6 The Lessee is liable for any fire, theft, or accident that occurs during the lease period. In the case of damage, theft, or fire caused by intentional or negligent actions of the Lessee, the lessee must provide compensation and restore the building and facilities to their original state
7 Any intention to renew the lease up to three months before termination should be notified to ‘Taylor Consulting, represented by Yang Woo Seop.’ If the lease is terminated prematurely, the Lessee is responsible for the brokerage fee.
8 Other matters shall conform to the Civil Law on Lease Protection and general practices related to real estate lease contracts.
9 The Lessee is entitled to two free parking spaces (one designated and one first-come, first-served). Additional parking spaces must be agreed upon with the on-site manager
10 The start date of reckoning is June 1, 2023, with monthly rent payments made in advance by the end of each month.
11 This contract involves a change of ownership from Solaire Partners limited liability company to K Enter Holdings Korea branch.

임대인 Lessor	주소 / Address	5f, 23, Dosan-daero 24-gil, Gangnam-gu, Seoul, Republic of Korea						도장 Seal
	주민등록번호 / Resident Registration No.	211-87-35167		전화 Tel	02-3446-0949	성명 Name	ZOAZOA LLC
임차인 Lessee	주소 / Address	9f, 112, Yeoksam-ro, Gangnam-gu, Seoul, Republic of Korea						도장 Seal
	주민등록번호 / Resident Registration No.	110181-0063110		전화 Tel	02-554-0983	성명 Name	Dale Lee, CEO of K-Enter Holdings
대리인 / Representative	주소 / Address	101-ho, 29, Sangil-ro 21-gil, Gangdong-gu, Seoul, Republic of Korea						도장 Seal
	주민등록번호 / Resident Registration No.	490-20-01573		전화: 010-3688-2406		성명 Name	‘Taylor Consulting, represented by Yang Woo Seop
개업 공인중개사 Agent	사무소 소재지 / Business Address	1f, 20, Beobwon-ro 2-gil, Seocho-gu, Seoul, Republic of Korea
	사무소 명칭 / Trade Name	Midas real-estate agency LLC 1
	대 표 / Representative	서명․날인 Signature / Seal		(도장 / seal)
	등 록 번 호 / Business Registration No.	11650201500216	전화 Tel	02-548-0770
	소속공인중개사 / Licensed Real Estate Agent	서명․날인 Signature / Seal		(도장 / seal)